Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-106221, 333-69010, 333-32552 and 333-78895 of Delphi Corporation on Form S-8 of our report dated June 27, 2005, appearing in this Annual Report on Form 11-K of Delphi Personal Savings Plan for Hourly-Rate Employees in the United States for the year ended December 31, 2004.

Detroit, Michigan
June 27, 2005

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